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                           COAST DENTAL SERVICES, INC.
                                  EXHIBIT 11.1
                        COMPUTATION OF PER SHARE EARNINGS

                                                                                           MARCH  31,
                                                                                ---------------------------
                                                                                    1998              1999
                                                                                ---------------------------
Income before cumulative effect of a change in accounting principle....         $  972,803       $1,117,930
Cumulative effect of a change in accounting principle..................            633,813               --
                                                                                ----------       ----------
Net income.............................................................         $  338,990       $1,117,930
                                                                                ==========       ==========


SHARES:
Basic weighted average number of shares outstanding....................          7,608,055        7,538,686
Additional shares issuable under stock options for diluted earnings
  per share............................................................            128,173               31
                                                                                ----------       ----------
Diluted weighted average number of shares outstanding..................          7,736,228        7,538,717
                                                                                ==========       ==========

BASIC EARNINGS PER SHARE:
Income before cumulative effect of a change in accounting principle....         $      .13       $      .15
Cumulative effect of a change in accounting principle..................                .08       $       --
                                                                                ----------       ----------
Net income.............................................................         $      .05       $      .15
                                                                                ==========       ==========

DILUTED EARNINGS PER SHARE:
Income before cumulative effect of a change in accounting principle....         $      .13       $      .15
Cumulative effect of a change in accounting principle..................                .08       $       --
                                                                                ----------       ----------
Net income.............................................................         $      .05       $      .15
                                                                                ==========       ==========


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